UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2018

OPTEC INTERNATIONAL, INC.
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(Exact name of Registrant as specified in its charter)

Wyoming --------------------------------- (State or other jurisdiction of incorporation)	000-55861 ------------------------------- (Commission File Number)	45-5552519 ------------------------------------- (IRS Employer Identification No.)

2721 Loker Avenue West
Carlsbad, CA 92010
(760) 444-5566
www.OptecIntl.com

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  1.01 Entry into a Material Definitive Agreement.

On June 20, 2018 the Company entered into an Exclusive Licensing Agreement Addendum with Optimized Fuel Technologies for the right to exclusively sell and distribute the Optec Fuel Maximizer worldwide. Previously, on June 4, 2018, the Company entered into an Exclusive International Licensing Agreement with Optimized Fuel Technologies for the right to exclusively sell the Optec Fuel Maximizer internationally, with the exception of the United States and the rest of North America; this agreement extends exclusive marketing rights to include all of North America including the United States.

Consideration was paid for the licensing rights under the addendum in the form of one million (1,000,000) shares of the Company’s common shares which were authorized to be issued to Optimized Fuel Technologies.

The Optec Fuel Maximizer is an on demand technology designed for computer controlled gasoline and diesel engines for improved fuel efficiency while simultaneously reducing harmful emissions. We believe that the technology can reduce greenhouse gas emissions which in turn could conceivably aid in making the air much healthier in our cities.  (For further information on Optec Products acquired-www.optecmpg.com)

Item 3.02 Unregistered Sale of Equity Securities.

On June 20, 2018 the Company entered into an Exclusive Licensing Agreement Addendum with Optimized Fuel Technologies for the right to exclusively sell the Optec Fuel Maximizer worldwide. Consideration was paid for the extended licensing rights under the addendum in the form of one million (1,000,000) shares of the Company’s common shares which were authorized to be issued to Optimized Fuel Technologies.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Optec International, Inc. (Registrant)
June 20, 2018	By:	/s/ Peter Sollenne
		Name:	Peter Sollenne
		Title:	Chief Executive Officer